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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial and Operating Data" and to the use of our report on the financial statements dated April 7, 1999, except for the matters described in the third paragraph of Note 10 and Note 17, as to which the date is July 27, 1999 and our report on the financial statement schedule dated July 27, 1999, in Amendment No. 6 to the Registration Statement on Form S-1 and related prospectus of Williams Communications Group, Inc. for the registration of its common stock.


                                                  /s/ ERNST & YOUNG LLP
                                            ------------------------------------
                                                     ERNST & YOUNG LLP

Tulsa, Oklahoma

August 13, 1999